Exhibit 10.20
STEFFL DRILLING & PUMP INC.

7-Day 24-Hour Service
December 11, 2006
Matt Sederstrom
Fagen Inc
501 W Hwy 212
Granite Falls MN 56241
msederstrom@fageninc.com
Matt:
Attached are cost estimates for the Buffalo Ridge Energy site. Please call to discuss if you have any questions.
Note that the estimate is for hard rock drilling as that is what you are looking at in this area.
In reference to scheduling the work: Start date would be two and one-half weeks from the day we receive the signed proposal in our office.
Thank you. We look forward to working with you and Buffalo Ridge Energy on this project.
/s/ Michael J. Steffl
Michael J. Steffl
Steffl Drilling & Pump
Enc
2295 – 66th Ave. N.E. Willmar, MN 56201-9183
(320) 235-8484 FAX (320) 235-4848
Email: steffl@waterwelldrilling.com
www.waterwelldrilling.com

STEFFL DRILLING & PUMP INC.

7-Day 24-Hour Service

RE:	Buffalo Ridge Energy, near Sherman SD
cost estimates
PHASE I
TEST DRILLING

Item No	Description	Unit	Unit Price
1	Well permits and reports	Lump sum	$500.00
2	Mobilization/Demobilization	Lump sum	$5,800.00
3	Test Holes Hard Rock	foot	$45.00
4	Test Hole Abandonment	Cubic foot	$25.00
PHASE II
PRODUCTION DRILLING

Item No	Description	Unit	Unit Price
1	Mobilization/Demobilization	Lump Sun	$5,800.00
2	Well Drilling	Lineal foot	$385.00
3	12” well casing	Foot	$70.00
4	Well Screen	Lineal Foot	Ø
5	Gravel Pack	Lineal Foot	Ø
6	Grouting	Cubic Foot	$27.50
7	Well Development	Hour	$250.00
PHASE III
PUMPING AQUIFER TEST

Item No	Description	Unit	Unit Price
1	Test pump mobilization/demobilization	Lump Sum	$5,000.00
2	Test pumping/generator time	Hour	$140.00
3	Accessing private wells	Hour	$200.00
4	Disinfection	Lump Sun	$500.00
5	7/24 Monitoring labor	Hour	$115.00
Payment is based on actual quantities used.

/s/ Michael Steffl	/s/ David Kolsrud 12-21-06

Steffl Drilling & Pump Inc/Date	Buffalo Ridge Energy/ Date
2295 – 66th Ave. N.E. Willmar, MN 56201-9183
(320) 235-8484 FAX (320) 235-4848
Email: steffl@waterwelldrilling.com
www.waterwelldrilling.com